UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2015 (April 28, 2015)

Springleaf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,

Evansville, Indiana 47708

(Address of principal executive offices)(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2015, Springleaf Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, Springleaf Financial Holdings, LLC (the “Selling Stockholder”), and Citigroup Global Markets Inc., Goldman, Sachs & Co., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), for the issuance and sale by the Company of 19,417,476 shares of its common stock, par value $0.01 per share (the “Common Stock”).

The Underwriting Agreement also provides for the sale by the Selling Stockholder of 12,626,727 shares of Common Stock, including 4,179,678 shares to be sold if the Underwriters’ exercise in full their option to purchase additional shares of Common Stock from the Selling Stockholder.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The transaction contemplated by the Underwriting Agreement is expected to close on May 4, 2015.

The Common Stock is being sold pursuant to an effective automatic shelf registration statement filed with the Securities and Exchange Commission (File No. 333-200408). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of Citigroup Global Markets Inc. is the seller under the Stock Purchase Agreement (as defined below under Item 8.01). If net proceeds from the offering are used to fund the Proposed Acquisition (as defined below under Item 8.01), more than 5% of the net proceeds therefrom may be directed to such affiliate of Citigroup Global Markets Inc.

In addition, affiliates of Goldman, Sachs & Co., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC served as financial advisors to the Company in connection with the Proposed Acquisition. Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC, or their respective affiliates, are entitled to undrawn fees on the Company’s personal loan conduit facilities. An affiliate of Citigroup Global Markets Inc. is also the paying agent under the Company’s indenture dated as of May 1, 1999. The Company also has an undrawn $350 million committed secured facility with Credit Suisse Securities (USA) LLC.

Item 8.01	Other Events.

On April 27, 2015, in connection with the launch of the offering of Common Stock described above under Item 1.01, the Company filed a Current Report on Form 8-K (the “April 27 Form 8-K”) disclosing, among other things, certain financial statements of OneMain Financial Holdings, Inc., a Delaware corporation (“OneMain”), which the Company has agreed to acquire (the “Proposed Acquisition”) all of the equity of pursuant to a Stock Purchase Agreement, dated as of March 2, 2015 (the “Stock Purchase Agreement”), with CitiFinancial Credit Company, a Delaware corporation, as previously reported on the Company’s Current Report on Form 8-K filed on March 3, 2015.

The April 27 Form 8-K has attached as an exhibit unaudited pro forma condensed combined financial information that gives effect to the Proposed Acquisition, the offering of the Common Stock and certain other expected financing arrangements in connection with the Proposed Acquisition. Attached hereto as Exhibit 99.1, and incorporated by reference into this Item 8.01, is an updated version of such pro forma financial information, which is being filed herewith solely for the purpose of reflecting the results of the offering of Common Stock that were not known at the time of filing the April 27 Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

The unaudited pro forma combined financial statements of the Company as of and for the year ended December 31, 2014, giving effect to the Proposed Acquisition, the offering of the Common Stock and certain other expected financing arrangements in connection with the Proposed Acquisition, are filed herewith as Exhibit 99.1 and are incorporated in this Item 9.01(b) by reference.

(d)                                 Exhibits:

Exhibit Number	Description
1.1

Underwriting Agreement, dated April 28, 2015, among Springleaf Holdings, Inc., Springleaf Financial Holdings, LLC, and Citigroup Global Markets Inc., Goldman, Sachs & Co., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the Underwriters

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
99.1	Springleaf Holdings, Inc. Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)

By:	/s/ Minchung (Macrina) Kgil
Name: Minchung (Macrina) Kgil
Title: Executive Vice President and Chief Financial Officer

Date: May 4, 2015

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated April 28, 2015, among Springleaf Holdings, Inc., Springleaf Financial Holdings, LLC, and Citigroup Global Markets Inc., Goldman, Sachs & Co., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the Underwriters

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
99.1	Springleaf Holdings, Inc. Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2014